Exhibit 10.29

ENERSYS

Award Agreement for Non-Employee Directors – Restricted Stock Units (RSUs)

THIS AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS – RSUs (this “Agreement’) is made as
of              (the “Grant Date”) between EnerSys, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Director”).

WHEREAS, the Director is currently a non-employee director of the Company and, pursuant to the EnerSys Amended and Restated 2006 Equity Incentive Plan (the “Plan”) and the Voluntary Deferred Compensation Plan For Non-Employee Directors (“DCP”), and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to increase the Director’s interest in the success of the Company through the granting to the Director of restricted stock units (“RSUs”).

1. Grant of Restricted Stock Units. Subject to the provisions of this Award Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Director the number of RSUs specified on the signature page hereof.

2. Terms Subject to the Plan. This Award Agreement is subject to, and governed by, the provisions of the Plan and the DCP, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan, except for the term “Change of Control, which shall have the meaning set forth in the DCP. In the event of a conflict between or among the provisions of the Plan, the DCP and this Award Agreement, the Plan shall control; and, as between this Award Agreement and the DCP, the DCP shall control.

3. RSU Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company, or a third party on behalf of the Company, for the Director’s benefit the RSUs, each of which shall be deemed to be the equivalent of one share of the Company’s common stock, par value $.0.01 per share (each, a “Share”). Whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to the Account a number of additional RSUs equal to the result of dividing (i) the product of the total number of RSUs credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to the holders of Shares. The additional RSUs shall be or become vested to the same extent as the RSUs that resulted in the crediting of such additional RSUs.

4. Vesting. All of the RSUs shall initially be unvested. The RSUs shall become fully vested 13 months following the Grant Date, provided the Director has continued service on the Board through such date. All of the RSUs credited to the Account shall become fully vested upon the occurrence of a Change in Control, provided the Director is serving as a director of the Company at the time of such Change in Control.

5. Cessation of Service. In the event the Director ceases to serve as a director of the Company, other than as a result of death, the RSUs credited to the Account that were not vested on the date of such cessation of service shall be immediately forfeited. In the event of the Director’s death while serving on the Board, all of the RSUs credited to the Account shall become fully vested. Notwithstanding Section 4 hereof and the foregoing, upon the Director’s cessation of services, a majority of the Compensation Committee may, in its sole discretion, waive any vesting restrictions then remaining and permit the immediate vesting of all unvested RSUs.

6. Forfeiture upon Engaging in Detrimental Activities. If, at any time prior to the first anniversary of when the Director ceases service as a director of the Company for any reason, the Director engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Director’s service as a director of the Company for which either criminal or civil penalties against the Director may be sought, (ii) material violation of the Company’s policies, or (iii) disclosure or misuse of any confidential information or material concerning the Company, then (A) the RSUs shall be forfeited effective as of the date on which the Director enters into such activity, and (B) the Director shall within ten (10) after written notice from the Company return to the Company the Shares paid by the Company to the Director with respect to the RSUs and, if the Director has previously sold all or a portion of the Shares paid to the Director by the Company, the Director shall pay the proceeds of such sale to the Company.

7. Payment of RSUs. Unless payment is deferred by the Director in accordance with procedures established from time to time by the Company, in which case the Company shall make the payment as of the time specified by the Director in such deferral election, the Company shall make a payment to the Director of the vested RSUs as soon as practicable following the date in which the RSUs have vested but in not event later than 30 days after such vesting date.

8. Form of Payment. Payments pursuant to Section 7 shall be made in Shares equal to the number of vested RSUs credited to the Account.

9. Beneficiary. In the event of the Director’s death prior to payment of the RSUs credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Director’s death or, if no designated beneficiary survives the Director, such payment shall be made to the Director’s estate.

10. Source of Payments. The Director’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Director has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on the Payment Date.

11. Nontransferability. Except as permitted by the Plan, this Award Agreement shall not be assignable or transferable by the Director or by the Company (other than to successors of the Company) and no amounts payable under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

12. Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party. Notice given by mail shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

EnerSys

2366 Bernville Rd.

Reading, PA 19605

Attention: General Counsel

Notices to the Director should be addressed to the Director at the Director’s address as it appears on the Company’s records. The Company or the Director may by writing to the other party, designate a different address for notices.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Director and the successors and assigns of the Company.

14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

15. Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

16. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Director, effective as of the date on the first page of this Agreement.

ENERSYS

By:
John D. Craig Chairman, President & CEO

, Director

Date of Grant:

Number of RSUs: